ITEM 13. EXHIBITS AND REPORTS ON FORM 8-K

                     10.30 METROBANCORP TARGET BENEFIT PLAN

                                    ARTICLE I
                                  INTRODUCTION
                                  ------------

         Section 1.1. Purpose. The purpose of the MetroBanCorp Target Benefit Plan (the "Plan") is to provide a select group of management or highly compensated employees of MetroBanCorp (the "Company") supplemental retirement benefits. It is the intention of the Company that the Plan constitute an unfunded arrangement maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for federal income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Consequently, it will be administered and its provisions interpreted consistently with that intention.

         Section 1.2. Effective Date; Plan Year . The "Effective Date" of the Plan is January 1, 2001. The "Plan Year" is the 12-month period beginning on each January 1 and ending on the next following December 31.

         Section 1.3. Administration . The Plan will be administered by the Company or by a committee appointed by the Company (the "Administrator"). The Administrator, from time to time, may adopt any rules and procedures it deems necessary or desirable for the proper and efficient administration of the Plan that are consistent with the terms of the Plan. Any notice or document required to be given or filed with the Administrator will be properly given or filed if delivered to or mailed, by registered mail, postage paid, to MetroBanCorp, 10333 North Meridian Street, Indianapolis, Indiana 46290.

         Section l.4. Supplements . The provisions of the Plan may be modified by supplements to the Plan. The terms and provisions of each supplement are a part of the Plan and supersede any other provisions of the Plan to the extent necessary to eliminate any inconsistencies between the supplement and any other Plan provisions.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

         Participation in the Plan will be limited to members of a select group of management or highly compensated employees of the Company or any of its affiliates who are designated by the Administrator as being eligible to become a "Participant" in the Plan. A designated employee will become a Participant as of the later of the Effective Date or the date specified by the Administrator. A Participant may be removed as an active Participant by the Administrator effective as of any date, so that he will not be entitled to receive benefit accruals under Article III on or after that date.

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                                   ARTICLE III
                                    BENEFITS
                                    --------

         Section 3.1. Retirement Benefit . The retirement benefit to be provided under this Plan is a monthly retirement income, commencing on the first day of the month following the Participant's 65th birthday (his "Normal Retirement Date") and ending at his death. The monthly retirement income amount will equal 65 percent of the Participant's Average Monthly Compensation (as defined below) multiplied by a fraction, the numerator of which is the Participant's years of continuous employment with the Company or one of its affiliates (determined at age 65, but including years prior to the Effective Date) the denominator of which is 20, less the Monthly Offset Amount (as determined under Section 3.2). Further reductions and actuarial adjustments, if any, will be made from this reduced amount.

         A Participant's "Average Monthly Compensation" means the Participant's average monthly Compensation over the five consecutive Plan Years which produce the highest monthly average. If a Participant has less than five Plan Years of employment, his Average Monthly Compensation will be based upon all his Compensation. A Participant's "Compensation" means the Participant's total earnings from the Company paid during the Plan Year as required to be reported for income tax purposes on the Participant's federal wage and tax statement (Form W-2), plus any amount not reported as taxable income on Form W-2 as a result of an election made by the Participant under a Code Section 401(k), 125 or 132(f) plan maintained by the Company. The term "Compensation" will also include any amount not reported on the Form W-2 as a result of a deferral election made by the Participant under the MetroBanCorp Supplemental Executive Retirement Plan (referred to in this Plan as the "SERP"), but will not include any payments from the SERP to the Participant.

         Section 3.2. Monthly Offset Amount . A Participant's "Monthly Offset Amount" means the monthly payment amount that is actuarially equivalent to the sum of (i) the benefits provided to the Participant under the SERP, but only to the extent attributable to the Company's matching contributions under that plan,
(ii) the benefits provided to the Participant under any tax-qualified profit sharing plan sponsored by the Company, but only to the extent attributable to the Company's contributions under that plan, and (iii) the Social Security benefits provided to the Participant. The benefits provided to the Participant as described in this Section will be determined as of the first day of the month following the date the Participant's employment with the Company and all its affiliates has terminated and projected forward to age 65, if the termination occurs prior to age 65. Notwithstanding the foregoing, for purposes of determining the benefit under (i) and (ii) above, if the Participant did not defer exactly six percent of his compensation under the SERP and six percent of his compensation under a company sponsored tax-qualified profit sharing plan (as the term "compensation" is defined under those plans from time to time), the benefit under (i) and (ii) will be adjusted for purposes of this Plan to equal the benefit that would have been provided if the Participant had deferred six percent of his compensation under both the SERP and a tax-qualified profit-sharing plan.


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         Section 3.3. Normal Retirement . A Participant who retires from the
Company and all its affiliates at age 65 will be entitled to the retirement benefit determined under Section 3.1 commencing on his Normal Retirement Date.

         Section 3.4. Deferred Retirement . A Participant whose employment with the Company and all its affiliates terminates after his Normal Retirement Date will be entitled to the benefit determined in Section 3.1, but commencing on the first day of the month following his termination date. No actuarial adjustment will be made as a result of payments commencing after the Participant's Normal Retirement Date.

         Section 3.5. Early Retirement . A Participant whose employment with the Company and all its affiliates terminates before his Normal Retirement Date will be entitled to the benefit determined in Section 3.1 commencing on his Normal Retirement Date. Instead of beginning his benefit payments on his Normal Retirement Date, a Participant may elect (in accordance with the election procedures of Section 4.2) to have his benefit payments begin on the first day of any calendar month following the later of his termination or his 55th birthday. However, the Participant's benefit will be reduced by one-half of one percent for each full month the commencement of benefit payments precedes the Participant's Normal Retirement Date.

         Section 3.6. Death . A Participant whose employment with the Company and all of its affiliates terminates after he has become vested in his benefit under Section 4.3 and as a result of his death but before any benefit has been paid to him under this Plan will have benefits paid on his account, but only in accordance with the following:

          (a) A monthly retirement income will be paid to his Designated Beneficiary (as defined below) commencing on the first day of the month following his death. The monthly retirement income will be actuarially equivalent to the benefit that would have been provided to the Participant on his Normal Retirement Date (using his Compensation and years of employment as of the date of his death).

          (b) A Participant's "Designated Beneficiary" means any one or more individuals designated by the Participant to receive any benefit that may become payable under this Section or payable as a "survivor" benefit under Section 4.2. In the absence of a valid designation or in the event no designated individual survives the Participant, the Participant's spouse, if living at the time of the Participant's death, will be the Designated Beneficiary. If no spouse is then living, the Participant's children then living will be the Designated Beneficiaries. If no children are then living, the Participant's grandchildren then living will be the Designated Beneficiaries. If no grandchildren are then living, no benefit will be payable under this Section.

          (c) The designation of a beneficiary must be made, changed or revoked in writing in the form and manner prescribed by the Company, and will not be effective until delivered by the Participant to the Company. In the event that an individual does not survive the Participant, the designation of that individual will be null and void. Also, the designation of a spouse will become null and void upon the divorce of the Participant

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               and that spouse, unless the Participant makes a valid beneficiary designation after the final date of such divorce, indicating that such former spouse is to remain his Designated Beneficiary.

If a Participant dies after any benefit payment has been made to him under this Plan, benefits, if any, will continue to be paid in accordance with the payment form in effect under Article IV.

         Section 3.7. Actuarial Equivalents and Assumptions . For purposes of determining actuarially equivalent benefits and forms of payment under the Plan, a six and one-half percent interest rate and the 1983 Group Annuity Mortality Table (50% Male/50% Female) will be used. For purposes of determining the Monthly Offset Amount, a seven and one-half percent earnings rate will be used to project benefits from termination of employment to age 65. The Company may establish any other reasonable actuarial procedures and assumptions to determine the benefit payable to any Participant under this Plan.

                                   ARTICLE IV
                                  DISTRIBUTIONS
                                  -------------

         Section 4.1. Normal Payment Form . The benefit payable under Article III will be distributed in cash to the Participant or Designated Beneficiary in the form of a life annuity for his lifetime only, with the last payment to be made for the month in which he dies.

         Section 4.2. Optional Payment Forms . Rather than receiving payment in the form described in Section 4.1, a Participant may elect to have payment made in one of the following forms (which will be adjusted to be actuarially equivalent to the life annuity of Section 4.1):

                  (a)      One lump sum payment.

                  (b) A joint and 50 percent survivor annuity. The joint and 50 percent survivor annuity will consist of a reduced monthly benefit payable for the Participant's lifetime and, upon the Participant's death, a monthly benefit payable to the Participant's Designated Beneficiary for that individual's lifetime in an amount equal to 50 percent of the Participant's reduced monthly payment.

                  (c) A joint and 100 percent survivor annuity. The joint and 100 percent survivor annuity will consist of a reduced monthly benefit payable for the Participant's lifetime and, upon the Participant's death, a monthly benefit payable to the Participant's Designated Beneficiary for that individual's lifetime in an amount equal to the Participant's reduced monthly payment.

                  (d) A life annuity with 10-year certain payments. The life annuity with 10-year certain payments will consist a monthly benefit payable for the Participant's lifetime, but if the Participant dies before receiving 120 monthly payments, any of the 120 payments not received will be paid to the Participant's Designated Beneficiary.

To elect an optional form of payment (or early payment under Section 3.5), a Participant must file an election form with the Administrator (on a form or forms prescribed by the

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Administrator). To be effective, the Participant's election must be filed with the Administrator at least 90 days prior to the beginning of the calendar year in which the Participant terminates employment.

         Section 4.3. Vesting . Notwithstanding any other Plan provision to the contrary, no benefit will be payable under this Plan to or on account of a Participant if the Participant's employment with the Company and all its affiliates terminates before he completes five years of continuous employment with the Company and its affiliates. Employment with the Company prior to the Effective Date will be counted for this purpose.

                                    ARTICLE V
                               PLAN ADMINISTRATION
                               -------------------

         Section 5.1. Administration by the Administrator . The Administrator will be responsible for administering the Plan. Except as the Company may otherwise expressly determine, the Administrator (either the Company itself or a Committee appointed by the Company) will be charged with the full power and responsibility for administering the Plan in all its details.

         Section 5.2. Powers and Responsibilities of the Administrator .

                  (a) The Administrator will have all powers necessary to administer the Plan, including the power to construe and interpret the Plan documents; to decide all questions relating to an individual's eligibility to participate in the Plan; to require information from a Participant or beneficiary; to determine whether a Participant has actually terminated employment; to determine a Participant's benefit accruals; to determine the amount, manner and timing of any distribution of benefits under the Plan; to resolve any claim for benefits in accordance with Section 5.4, and to appoint or employ advisors, including legal counsel, to render advice with respect to any of the Administrator's responsibilities under the Plan. Any construction, interpretation, or application of the Plan by the Administrator will be final, conclusive and binding on all parties.

                  (b) The Administrator may adopt any rule or rules it deems necessary, desirable, or appropriate in the administration of the Plan. When making a determination or calculation, the Administrator will be entitled to rely upon information furnished by a Participant or Designated Beneficiary.

                  (c) The Administrator may require a Participant or Designated Beneficiary to complete and file with it an application for a benefit, and to furnish all pertinent information requested by it. The Administrator may rely upon all the information so furnished to it, including the Participant's or Designated Beneficiary's current mailing address.

         Section 5.3. Liabilities . The Administrator will be indemnified and held harmless with respect to any actual or alleged breach of responsibilities performed or to be performed under the Plan.

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         Section 5.4. Claims Procedure . Any Participant or Designated
Beneficiary may file a written claim for a Plan benefit with the Administrator or with a person named by the Administrator to receive claims under the Plan.

                    (a) Filing a Claim. If filed, a claim for a Plan benefit must be filed with the Administrator or with a person named by the Administrator to receive claims under the Plan in writing.

                    (b) Notice of Denial of Claim. In the event of a denial or limitation of any benefit or payment due to or requested by any Participant or Designated Beneficiary under the Plan ("claimant"), the claimant will be given a written notification containing specific reasons for the denial or limitation of his benefit. The written notification will contain specific reference to the pertinent Plan provisions on which the denial or limitation is based. In addition, it will contain a description of any other material or information necessary for the claimant to perfect a claim, and an explanation of why such material or information is necessary. The notification will further provide appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review. This written notification will be given to a claimant within 90 days after receipt of his claim by the Administrator, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension will be furnished to the claimant prior to the termination of the 90-day period, and that notice will indicate the special circumstances which make the postponement appropriate.

                    (c) Right of Review. In the event of a denial or limitation of his benefit, the claimant or his duly authorized representative will be permitted to review pertinent documents and to submit to the Administrator issues and comments in writing. In addition, the claimant or his duly authorized representative may make a written request for a full and fair review of his claim and its denial by the Administrator; provided, however, that such written request must be received by the Administrator within 60 days after receipt by the claimant of written notification of the denial or limitation of the claim. The 60-day requirement may be waived by the Administrator in appropriate cases.

                    (d) Decision on Review. A decision will be rendered by the Administrator within 60 days after the receipt of the request for review, provided that where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the claimant (prior to the expiration of the initial 60-day period) for an additional 60 days after the receipt of such request for review. Any decision by the Administrator will be furnished to the claimant in writing and will set forth the specific reasons for the decision and the specific Plan provisions on which the decision is based.

                    (e) Court Action. No Participant or Designated Beneficiary will have the right to seek judicial review of a denial of benefits, or to bring any action

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                         in any court to enforce a claim for benefits prior to
                         filing a claim for benefits or exhausting his rights to review under this Section.

         Section 5.5. Income and Employment Tax Withholding . The Company will be responsible for withholding of all applicable federal, state, city and local taxes, and the Participant or Designated Beneficiary agrees to the withholdings from the distribution of his benefit under the Plan by accepting a benefit under the Plan.

                                   ARTICLE VI
                      AMENDMENT AND TERMINATION OF THE PLAN
                      -------------------------------------

         Section 6.1. Amendment of the Plan . The Company may amend the Plan at any time in whole or in part in its sole discretion, but may not reduce or take away a benefit from a Participant that the Participant had accrued under the Plan prior to the amendment.

         Section 6.2. Termination of the Plan . The Company may terminate the Plan at any time or reduce or cease benefit accruals at any time in its sole discretion, but may not reduce or take away a benefit from a Participant that the Participant had accrued under the Plan prior to the termination.

                                   ARTICLE VII
                                  MISCELLANEOUS
                                  -------------

         Section 7.1. Governing Law . The Plan will be construed, regulated and administered according to the laws of the State of Indiana, without reference to that state's choice of law principles, except in those areas preempted by the laws of the United States of America in which case the federal law will control.

         Section 7.2. Conflict with Employment Agreement . To the extent any provision of this Plan conflicts with any provision of a written employment agreement between an employee and the Company, the provisions of the employment agreement will control.

         Section 7.3. Headings and Gender . The headings and subheadings in the Plan have been inserted for convenience of reference only and will not affect the construction of the Plan provisions. In any necessary construction, the masculine will include the feminine and the singular the plural, and vice versa.

         Section 7.4. Participant's Rights; Acquittance . No Participant will acquire any right to be retained in the employ of the Company by virtue of the Plan, nor, upon his dismissal, or upon his voluntary termination of employment, will he have any right or interest in or to any Plan assets other than as specifically provided herein.

         Section 7.5. Spendthrift Clause . No benefit or interest available under the Plan will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's Designated Beneficiary, either voluntarily or involuntarily.

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         Section 7.6. Counterparts . This Plan may be executed in any number of counterparts, each constituting but one and the same instrument and may be sufficiently evidenced by any one counterpart.

         Section 7.7. No Enlargement of Employment Rights . Nothing contained in the Plan may be construed as a contract of employment between the Company and any person, nor may the Plan be deemed to give any person the right to be retained in the employ of the Company or limit the right of the Company to employ or discharge any person with or without cause, or to discipline any employee.

         Section 7.8. Limitations on Liability . Notwithstanding any other provision of the Plan to the contrary, neither the Company nor any individual acting as an employee or agent of the Company will be liable to any Participant, employee or beneficiary for any claim, loss, liability or expense incurred in connection with the Plan, except when the same has been judicially determined to be due to the gross negligence or willful misconduct of that person.

         Section 7.9. Incapacity of Participant or Designated Beneficiary . If any person entitled to receive a distribution under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless a prior claim for the distribution has been made by a duly qualified guardian or other legal representative), then, unless and until a claim for the distribution has been made by a duly appointed guardian or other legal representative of that person, the Administrator may provide for the distribution or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of the claimant. Any payment made for the benefit of the person under this Section will be a payment for the account of that person and a complete discharge of any liability of the Company and the Plan.

         Section 7.10. Corporate Successors . The Plan will not be terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity (a
"Transaction"), but will be binding after the Transaction upon the transferee, purchaser or successor entity.

         Section 7.11. Evidence . Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying on the evidence considers pertinent and reliable, and signed, made or presented by the proper party or parties.

         Section 7.12. Action by the Company . Any action required of or permitted by the Company under the Plan will be by resolution of its Board of Directors, or by a person or persons authorized by resolution of the Board.

         Section 7.13. Severability . In the event any provisions of the Plan are held to be illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and endorsed as if the illegal or invalid provisions had never been contained in the Plan.

         Section 7.14. Funding . The Plan at all times will be an unfunded promise by the Company to make benefit payments in the future. Benefits payable under this Plan to a Participant or to a Designated Beneficiary will be paid directly by the Company from its general assets. The Company is not required to segregate on its books or otherwise establish any funding

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procedure for any amount to be used for the payment of benefits under this Plan.
The Company may, however, in its sole discretion, set funds aside in investments, including a so-called "rabbi trust," to meet its anticipated obligations under the Plan. Any action or set-aside may not be deemed to create a trust of any kind between the Company and any Participant or Designated Beneficiary or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured creditor of the Company.

         Section 7.15. Information to be Furnished by Participants . Participants and Designated Beneficiaries must furnish the Administrator with any and all documents, evidence, data or other information the Administrator considers necessary or desirable for the purpose of administering the Plan. Benefit payments under the Plan are conditioned on the Participant (or Designated Beneficiary) furnishing full, true and complete data, evidence or other information to the Administrator, and on the prompt execution of any document reasonably related to the administration of the Plan requested by the Administrator.







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